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                                BRIGHTPOINT, INC.
                              6402 Corporate Drive
                              Indianapolis, Indiana




                                                           As of October 1, 1996




SAFKONG HOLDINGS LIMITED
Attn:  John MacLean-Arnott, President
_____________________________________
_____________________________________




MARRIOTT INVESTMENT & TRADE INC.
Attn:  Dana Marlin, President
_____________________________________
_____________________________________




                  Re:      Brightpoint International Ltd. (the "Company")
                           ----------------------------------------------
Gentlemen:

                  This letter is to confirm our prior agreement in principle, effective as of October 1, 1996 (the "Effective Date"), of the parties hereto with respect to the purchase by Brightpoint, Inc. (the "Purchaser") from Technology Resources International Ltd. (the "Seller"), each of Safkong Holdings Limited ("Safkong") and Marriott Investment & Trade Inc. ("Marriott" and, together with Safkong, the "Selling Stockholders") and each of John MacLean-Arnott ("Arnott") and Dana Marlin ("Marlin" and, together with Arnott, the "Principals") of 200 shares of the common stock, par value $.01 per share, of the Company (the "Shares") owned by the Seller (constituting fifty percent (50%) of the issued and outstanding shares of Common Stock), upon the terms and conditions hereinafter set forth.

                  1. Purchase Price. In full consideration for the transfer of the Shares, the Purchaser shall deliver, or cause to be delivered, to the Seller within ten (10) business days of the date of execution of this letter by the Seller, the Selling Stockholders and the Principals and delivery of certificates representing the Shares (together with stock powers duly endorsed), free and clear of any liens, claims or encumbrances of any nature whatsoever, duly endorsed for transfer to the Purchaser, the following:


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October 1, 1996
Page 2





                           a. Cash, in the form of bank or cashier's check, in
the sum of Four Million U.S. dollars (US$ 4,000,000);

                           b. 400,000 shares of the common stock, par value $.01
per share, of the Purchaser (the "BPI Stock"); and

                           c. Release, in the form annexed hereto and to be
executed by the Company, of Safkong from any and all sums due and owing by Safkong, as maker under that promissory note, dated July 1, 1996, in the initial principal amount of US$ 1,000,000, with the Purchaser (the "Note"), which Note shall be cancelled; provided that all accrued and unpaid interest shall be paid at the Closing.

                  2. Representations and Warranties of the Seller. Each of the Seller, the Selling Stockholders, and their respective principals, Arnott and Marlin, jointly and severally, represent and warrant to the Purchaser that:

                           a. The Seller and each of the Selling Stockholders is
a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction of its formation, with full corporate power, right, legal capacity and authority to enter into this Agreement and to carry out its obligations hereunder, and this Agreement has been duly and validly authorized by all necessary corporate action and constitutes the valid and binding obligation of the Seller and the Selling Stockholders, enforceable against the Seller and the Selling Stockholders, in accordance with its terms;

                           b. Each of the Principals has the right, power, legal
capacity and authority to enter into this Agreement and to carry out his respective obligations hereunder, and this Agreement constitutes the valid and binding obligation of the Principals, enforceable against each such Principal, in accordance with its terms.

                           c. The sale of the Shares to the Purchaser by the
Seller will not conflict with or constitute an event of default under or breach of any agreement, document or instrument to which the Seller, the Selling Stockholders or the Principals is a party, or any law, rule or regulation or court order applicable to either the Seller, the Selling Stockholders or the Principals;

                           d. The Seller is the record and beneficial owner of
the Shares and has good and marketable title to such Shares, free and clear of
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October 1, 1996
Page 3


any and all liens, claims, security interest, pledges, charge and encumbrances of any nature whatsoever (the "Liens"). All of the Shares has been duly authorized, validly issued, fully paid and nonassessable and the Seller has complete and unrestricted power and the unqualified right to sell, assign, transfer and deliver the Shares to the Purchaser, and upon delivery to the Purchaser of the certificates representing the Shares, either endorsed in blank for transfer or together with appropriately executed stock powers with respect thereto, the Purchaser shall acquire good and marketable title to the Shares, free and clear of any Liens; and

                           e. None of the representations or warranties made by
the Seller, the Selling Stockholders or the Principals in this Agreement are false or misleading with respect to any fact, or omit to state any fact necessary in order to make the statements herein contained not misleading.

                  3.Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller that:

                           a. It is a corporation duly organized, validly
existing and in good standing under the laws of the State of Delaware, with full corporate power, right, legal capacity and authority to enter into this Agreement and to carry out its obligations hereunder, and this Agreement, having been duly and validly authorized by all necessary corporate action, constitutes the valid and binding obligation of the Purchaser enforceable against the Purchaser, in accordance with its respective terms; and

                           b. The BPI Stock, when issued to the Seller, will be
duly authorized and validly issued, fully paid and non-assessable, will be delivered hereunder free and clear of any lien, claim, security interest, pledge or other encumbrance of any nature whatsoever, except (i) as set forth herein and (ii) that the BPI Stock will be "restricted securities" as such term is defined in the rules and regulations of the Securities and Exchange Commission and will be subject to restrictions on transfers pursuant to such rules and regulations and state securities laws.

                  4. Additional Representations, Warranties and Covenants.

                           a. The Seller, the Selling Stockholders and each of
the Principals, jointly and severally, acknowledges and understands that (A) the BPI Stock have not been registered under the Securities Act of 1933, as amended

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October 1, 1996
Page 4

(the "Act"), or the securities laws of any state, based upon applicable exemptions from such registration requirements; (B) the BPI Stock are "restricted securities," as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; (C) the BPI Stock may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer;
(D) a legend to the foregoing effect shall be placed on the certificate or certificates representing the BPI Stock; and (E) stop transfer instructions with respect to the foregoing will be placed with the transfer agent, if any, for the BPI Stock.

                           b. The Seller, Selling Stockholders and each of the
Principals, jointly and severally, hereby represents and warrants to, and covenants with, the Purchaser and the Company that:

                                    i) the Seller has had a reasonable
         opportunity to ask questions of and receive answers from the Company concerning the Purchaser, the Company and the BPI Stock, and all such questions, if any, have been answered to the full satisfaction of the undersigned;

                                    ii) the Seller has such knowledge and
         expertise in financial and business matters and is capable of evaluating the merits and risks involved in acquiring the BPI Stock;

                                    iii) in evaluating this investment, the
         Seller has consulted with its or his, as the case may be, own investment and/or legal and/or tax adviser and has concluded that the acquiring the BPI Stock is appropriate in light of its or his, as the case may be, overall investment objectives and financial situation;

                                    iv) no representations or warranties have
         been made by the Purchaser, the Company or any agent, employee or affiliate of the Purchaser or the Company and, in entering into this transaction, the Seller is not relying upon any information other than the results of its or his, as the case may be, independent investigation;

                                    v) the Seller is acquiring the BPI Stock

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October 1, 1996
Page 5




         solely for its or his own account, for investment purposes only, and not with a view towards the resale or distribution thereof; it being understood and acknowledged that the Seller will not sell or otherwise transfer any of the BPI Stock, or any interest therein, unless and until (A) said BPI Stock shall have first been registered under the Act and all applicable state securities laws; or (B) the Seller shall have first delivered to the Company a written opinion of counsel
         (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Company), to the effect that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws; and

                                    vi) the Seller is an "accredited investor,"
         as such term is defined in Regulation D of the Rules and Regulations promulgated under the Act;

                  5. Lock-Up of BPI Stock. The Seller covenants and agrees hereby that:

                           a. Except as otherwise set forth herein, until two
(2) years after the Effective Date the Seller will not, without the prior written consent of the Purchaser, directly or indirectly, sell, offer for sale, transfer, assign, hypothecate, pledge or otherwise dispose of the BPI Stock transferred to it pursuant to this Agreement. Any subsequent sale shall be made pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended.

                           b. Notwithstanding the foregoing, the restrictions
set forth in Section 5(a) shall terminate immediately upon a Change of Control. For purposes of this Section 5, a "Change of Control" shall be deemed to occur upon (a) the actual acquisition or the execution of an agreement to acquire 20% or more of the voting securities of the Purchaser by any person or entity not affiliated with the Seller (other than pursuant to a bona fide underwriting agreement relating to a public distribution of securities of the Purchaser), (b) the commencement of a tender or exchange offer for more than 20% of the voting securities of the Purchaser by any person or entity not affiliated with the Seller, (c) the commencement of a proxy contest against the management for the election of a majority of the Board of Directors of the Purchaser (the "Board") if the group conducting the proxy contest owns, has or gains the power to vote at least 20% of the voting securities of the Purchaser, or (d) a vote by the
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October 1, 1996
Page 6

Board to merge, consolidate, or sell all or substantially all of the assets of the Purchaser to any person or entity not affiliated with the Seller.

                           c. In order to enable the Purchaser (or its
stockholders) to enforce the Seller's covenant in Section 5(a) , the Seller consents to the Purchaser imposing transfer instructions consistent hereto with the transfer agent of the Purchaser's securities with respect to any BPI Stock until the end of such period.

                  6. Shareholder and Asset Purchase Agreement. Except as herein modified, all of the remaining provisions of the Shareholder and Asset Purchase Agreement, dated July 1, 1996, among the parties hereto and the Company remain in full force and effect.

                  7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Indiana without regard to its choice of law principles. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the States of Indiana or New York and of the United States located in the States of Indiana or New York (the "Governing Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Governing Courts and agrees not to plead or claim that such litigation brought in the Governing Courts has been brought in an inconvenient forum.

                  8. Miscellaneous. This Agreement (i) may only be modified by a written instrument executed by the party to be charged with such modification;
(ii) sets forth the entire agreement of the parties hereto with respect to the subject matter hereof; and (iii) shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and assigns.

                  9. Counterparts. This Agreement may be executed in one or more counterparts.

                                  [end of page]

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October 1, 1996
Page 7


                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

                               BRIGHTPOINT, INC.


Dated:                         By: /s/ J. Mark Howell
                                   ---------------------------
                                   Name:
                                   Title:

                               BRIGHTPOINT INTERNATIONAL LTD.



Dated:                         By: /s/ J. Mark Howell
                                   ----------------------------------
                                       Name:
                                       Title:

                               TECHNOLOGY RESOURCES INTERNATIONAL
                               LTD.


Dated:                         By: /s/ Jean MacLean-Arnott
                                   ---------------------------------
                                       Name:
                                       Title:

                               SAFKONG HOLDINGS LIMITED


Dated:                         By: /s/ John MacLean-Arnott
                                   ------------------------------
                                   John MacLean-Arnott, President

                               MARRIOTT INVESTMENT & TRADE INC.


Dated:                         By: /s/ Dana Marlin
                                  ------------------------------
                                  Dana Marlin, President


Dated:                         /s/ John MacLean-Arnott
                               ------------------------------
                               JOHN MacLEAN-ARNOTT


Dated:                         /s/ Dana Marlin
                               ------------------------------
                               DANA MARLIN